AMENDMENT TO
MANAGEMENT AGREEMENT

THIS AMENDMENT (Amendment), entered into as of the 27th day of March, 2009, by and among Old Mutual Capital, Inc.
(the Adviser) and Old Mutual Funds II, a Delaware statutory trust (the Trust), to the Investment Management Agreement, as amended, effective as to certain portfolios of the Trust the 19th day of April, 2006 and effective as to certain other portfolios of the Trust the 17th day of May, 2006 by and between the Adviser and Trust (Management Agreement).

       Effective following the close of business on March 27, 2009, the parties desire to: (i) reduce the compensation paid under the Management Agreement with respect to the Old Mutual
TS&W Small Cap Value Fund; (ii) reflect the completion of the reorganization of the Old Mutual Developing Growth Fund into the Old Mutual Strategic Small Company Fund; (iii) reflect the completion of the reorganization of the Old Mutual Mid-Cap
Fund into the Old Mutual TS&W Mid-Cap Value Fund; (iv) reflect the completion of the reorganization of the Old Mutual Select Growth Fund into the Old Mutual Large Cap Growth Fund;
and (v) reflect the completion of the reorganization of the Old Mutual Small Cap Fund into the Old Mutual TS&W Small Cap
Value Fund.  Accordingly, Schedule A of the Sub-Advisory
Agreement is deleted in its entirety and replaced with amended Schedule A, attached hereto.

	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Management
Agreement shall continue in full force and effect.

       This Amendment has been executed as of the date set forth above by a duly authorized officer of each party and is effective immediately following the closing of the Reorganization.

OLD MUTUAL CAPITAL, INC.

OLD MUTUAL FUNDS II


By:
By: Name:	Mark E. Black

Name:
Robert T. Kelly
Title:	Chief Financial Officer
Title:
Treasurer
SCHEDULE A
DATED MARCH 27, 2009
TO MANAGEMENT AGREEMENT
BETWEEN OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.


	Effective April 19, 2006, pursuant to Section 6 of this Agreement, and effective March 27, 2009 for the Old Mutual
TS&W Small Cap Value Fund, each Portfolio shall pay the
Investment Manager, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio's average daily net assets based on the following schedule:



Advisory Fee Breakpoint Asset Thresholds
FUND

$0 to less
than $300 million

$300 million to less than $500 million
$500
million to less than $750 million$750 million to less than $1.0 billion

$1.0 billion to less than $1.5 billion
$1.5 billion
to less than
$2.0 billion

$2.0 billion or greater
Old Mutual Strategic Small Company Fund
0.95%

0.90%0.85%

0.80%

0.75%
0.70%

0.65%
Old Mutual Focused Fund
0.75%

0.70%0.65%

0.60%

0.55%
0.50%

0.45%
Old Mutual
TS&W Small Cap Value Fund

1.00%

0.95%

0.90%

0.85%
0.80%0.75%
0.70%
Old Mutual Heitman REIT Fund

0.90%
0.85%

0.80%

0.75%
0.70%

0.65%

0.60%


Advisory Fee Breakpoint Asset Thresholds
FUND

$0 to less
than $300 million

$300 million to less than $500 million
$500
million to less than $750 million

$750 million to less
than $1.0 billion

$1.0 billion to less than $1.5 billion

$1.5 billion
to less than $2.0 billion

$2.0 billion or greater
Old Mutual Dwight
Intermediate Fixed Income Fund

0.45%

0.425%

0.40%
0.375%
0.35%
0.325%

0.30%
Old Mutual Dwight Short Term
Fixed Income Fund

0.45%

0.425%

0.40%

0.375%

0.35%
0.325%
0.30%
       Effective May 17, 2006, pursuant to Section 6 of this Agreement, and effective April 25, 2008 for Old Mutual Large Cap Growth Fund, each Portfolio shall pay the Investment Manager, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio's average daily net assets based on the following schedule:



Advisory Fee Breakpoint Asset Thresholds
FUND

$0 to less than
$300 million

$300 million to less than $500 million

$500 million
to less than $750 million

$750 million to less than $1.0 billion
$1.0 billion to less than $1.5 billion

$1.5 billion to less than
$2.0 billion

$2.0 billion or greater
Old Mutual Growth Fund0.825%
0.775%

0.725%

0.675%

0.625%

0.575%

0.525%
Old Mutual Large Cap Growth Fund

0.85%

0.80%

0.75%
0.70%
0.65%

0.60%

0.55%
Old Mutual Analytic U.S. Long/Short
Fund

0.80%

0.75%

0.70%

0.65%

0.60%

0.55%

0.50%
Old
Mutual Columbus Circle Technology and Communications
Fund

0.95%

0.90%

0.85%

0.80%

0.75%

0.70%

0.65%



Advisory Fee Breakpoint Thresholds
FUND

$0 to less
than $300 million

$300 million to less than $500 million
$500
million to less than $750 million

$750 million to less
 than $1.0 billion

$1.0 billion to less than $1.5 billion

$1.5
billion to less than $2.0 billion

$2.0 billion or greater
Old
Mutual Cash Reserves Fund

0.40%

0.375%

0.35%

0.325%


0.30%

0.275%

0.25%











       Effective December 21, 2006, pursuant to Section 6 of this Agreement, each Portfolio shall pay the Investment Manager, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio's average daily net assets based on the following schedule:



Advisory Fee Breakpoint Asset Thresholds
FUND

$0 to less than
$300 million

$300 million to less than $500 million

$500 million
to less than $750 million

$750 million to less than
$1.0 billion

$1.0 billion to less than $1.5 billion

$1.5 billion to less
than $2.0 billion

$2.0 billion or greater
Old Mutual
Barrow Hanley Value Fund

0.85%

0.85%

0.85%

0.85%
0.80%

0.75%

0.70%??

??

??

??

DMEAST #2022490 v9

DMEAST #2022490 v9	2




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